NexCen Brands Announces Third Quarter 2006 Results
New York, NY — November 8, 2006 (Business Wire) — NexCen Brands, Inc. (“NexCen” or the “Company”) (Nasdaq: NEXC), today reported financial results for the quarter ended September 30, 2006. Net loss for the third quarter of 2006 was ($0.02) per share, or $822,000, compared to net loss of ($0.02) per share, or $835,000 in the third quarter of 2005 and net loss of ($0.03) per share or $1,520,000 in the second quarter of 2006.
Included in the net loss for the third quarter of 2006 is loss from discontinued operations of $333,000 or ($0.01) per share and a charge for share-based compensation of $405,000 or ($0.01) per share.
Third quarter 2006 results also included other income of $415,000 associated with payments received in connection with a venture capital investment that was written off in 2002.
Through September 30, 2006, discontinued operations includes the Transportation, Mobile Government and Enterprise Mobility businesses of Aether Systems that were sold in 2004, and continuing operations includes NexCen’s intellectual property (“IP”) and mortgage-backed securities (“MBS”) businesses. With the sale of all of NexCen’s MBS in the fourth quarter of 2006 and its exit from the MBS business, MBS will be included in discontinued operations in future periods, and the Company’s continuing operations will consist entirely of its IP business. In accordance with generally accepted accounting principles, NexCen will conform prior period financial statements to reclassify MBS as discontinued operations, so that all periods will be presented on a comparable basis.
“Our recent acquisitions of both UCC Capital and The Athlete’s Foot®, along with the exit from our MBS business, now solidly position us to expand our brand acquisition and management strategy,” said Robert D’Loren, NexCen’s Chief Executive Officer. “We intend to aggressively seek acquisitions to quickly assemble a portfolio of recognizable consumer and franchise brands which will give us the opportunity to create value for our shareholders.”
At September 30, 2006, the Company’s MBS portfolio had a fair value of $80.2 million, compared to a fair value of $87.4 million at June 30, 2006. The reduction in fair value during the quarter was attributable to principal repayments of approximately $7.7 million and an unrealized holding gain (which is recorded as part of other comprehensive income) of approximately $555,000. The Company previously reported that on October 31, 2006, it entered into forward sale agreements for the sale of its remaining MBS. A portion of the sales transactions have settled and the remaining sales will settle on November 21, 2006. As a result of the sales, the Company expects to receive net proceeds of approximately $78 million and realize a gain on sale of approximately $743,000 which will be reported in the fourth quarter. Before selling the MBS, NexCen received approximately $2.4 million in principal repayments on its MBS during October 2006. In future periods, interest income earned by the Company on its cash and short-term investments will be reported as non-operating interest income.

The Company reported net interest income from MBS of $1.3 million in the third quarter of 2006, as compared to $1.2 million in the third quarter of 2005 and $1.3 million in the second quarter of 2006. Operating expenses were $2.6 million in the third quarter of 2006, as compared to $2.9 million in the second quarter of 2006. The decrease in operating expenses of approximately $260,000, was primarily attributable to decreases of $709,000 in restructuring charges (relating to the acquisition of UCC Capital Corp. (“UCC”) that occurred during the second quarter of 2006), $203,000 in share-based compensation, and a net reduction of expenses relating to the Company’s Baltimore office of $48,000, offset by an increase of $700,000 associated with having a full quarter of UCC expenses (versus approximately $200,000 of UCC expenses for the second quarter of 2006).
Conference Call
NexCen will host a conference call to discuss third quarter earnings and its acquisition of The Athlete’s Foot® on November 9, 2006 at 4:30 p.m., Eastern Time. Interested parties may access the call at www.nexcenbrands.com or by telephone at (800) 967-7184 / (719) 457-2633. Please ask for confirmation code 4773809. Replay of this call will be available until December 9, 2006, by calling (888) 203-1112 / (719) 457-0820, access code 4773809.
About NexCen Brands
NexCen Brands, Inc. is a brand acquisition and management company focused on assembling a diversified portfolio of IP-centric companies operating in the consumer branded products and franchise industries.
Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of the new IP strategy business, anticipated benefits of the UCC acquisition and The Athlete’s Foot® acquisition, the Company’s ability to develop the business conducted historically by UCC and to acquire IP and IP centric businesses. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be successful in implementing the new IP strategy, (2) we may not be able to realize value from our accumulated tax loss carryforwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both; (3) we may not be able to acquire IP or IP centric companies or finance or exploit them on terms that are acceptable to the Company, (4) we are likely to face substantial competition in seeking to acquire and market desirable IP and IP centric companies, and competitors may have substantially greater resources than we do, (5) we may not be successful in operating or expanding The Athlete’s Foot® or integrating it into our IP business strategy, and (6) other factors discussed in our filings with the Securities and Exchange Commission.

For more information please contact:
Media Relations:
Marjorie Klein
MKlein Communications
(203) 938-2553
mklein6@optonline.net
Investor Relations:
David B. Meister
NexCen Brands, Inc.
(212) 277-1119
investor_relations@nexcenbrands.com

NEXCEN BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest income from mortgage-backed securities	$921	$3,252	$4,477	$7,158
Interest income from cash and cash equivalents	419	66	775	301
Interest expense on repurchase agreements	—	(2,132)	(1,354)	(3,851)

Net interest income	1,340	1,186	3,898	3,608

Gain (loss) on sale of mortgage-backed securities	—	(159)	(490)	264
Other than temporary impairment on mortgage-back securities	—	—	(552)	—
Other income	415	53	497	260
Advisory and other fees	54	—	65	—

Other operating income (loss)	469	(106)	(480)	524

Operating expenses:
Selling, general and administrative expenses	(2,281)	(1,036)	(5,146)	(4,146)
Investment advisor fees	(44)	(108)	(134)	(289)
Depreciation and amortization	(207)	(29)	(256)	(107)
Restructuring charge	(80)	—	(869)	7

Total operating expenses	(2,612)	(1,173)	(6,405)	(4,535)

Operating loss	(803)	(93)	(2,987)	(403)

Non-operating income (expense)
Other interest income	314	331	856	901
Investment loss	—	—	—	(19)

Total non-operating income	314	331	856	882

Income (loss) from continuing operations	(489)	238	(2,131)	479

Discontinued operations
Loss on sale of discontinued operations	(333)	(1,073)	(344)	(1,194)

Loss from discontinued operations	(333)	(1,073)	(344)	(1,194)

Net loss	(822)	$(835)	(2,475)	$(715)

Other comprehensive income (loss):
Unrealized holding gains (losses) on investments available for sale	555	(2,728)	555	(3,332)

Comprehensive loss	$(267)	$(3,563)	$(1,920)	$(4,047)

Net income (loss) per share (basic and diluted) from continuing operations	$(0.01)	$0.01	$(0.04)	$0.01
Loss on sale of discontinued operations	(0.01)	(0.03)	(0.01)	(0.03)

Net loss per share (basic and diluted)	$(0.02)	$(0.02)	$(0.05)	$(0.02)

Weighted average shares outstanding Basic	46,534	44,019	45,098	44,006
Diluted	46,534	44,019	45,098	44,006

NEXCEN BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and cash equivalents	$36,561	$1,092
Mortgage-backed securities, at fair value	80,236	253,900
Interest receivable	544	1,174
Restricted cash	8,633	8,633
Property and equipment, net	228	255
Prepaid expenses and other assets	1,133	954
Goodwill	10,050	—
Intangible assets, net	4,398	—

Total assets	$141,783	$266,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,168	$4,465
Repurchase agreements	—	133,924
Accrued employee compensation and benefits	459	70
Accrued interest payable	—	48
Accrued restructuring costs	815	—
Other liabilities	1,008	1,114

Total liabilities	5,450	139,621

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 46,534,296 shares issued and outstanding at September 30, 2006 and 44,018,946 shares issued and outstanding at December 31, 2005	466	440
Additional paid-in capital	2,605,277	2,593,085
Accumulated deficit	(2,469,613)	(2,467,138)
Unrealized gain on investments available for sale	555	—
Treasury stock	(352)	—

Total stockholders’ equity	136,333	126,387
Total liabilities and stockholders’ equity	$141,783	$266,008

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